EX. 99.28(h)(6)(iii)

Amendment to

Administrative Fee Waiver Agreement

Between JNL Series Trust and

Jackson National Asset Management, LLC

This Amendment is made by and between JNL Series Trust (the “Trust”) on behalf of each of its series of shares (each a “Fund” and collectively, the “Funds”) listed on Schedule A and Jackson National Asset Management, LLC (the “Administrator”).

Whereas, the Trust and the Administrator (the “Parties”) entered into an Administrative Fee Waiver Agreement dated September 25, 2017 (the “Agreement”), whereby the Administrator agreed to waive, for each Fund listed on Schedule A, a portion of its administrative fee, in the amounts listed on Schedule A, as it may be amended and approved by the Board of Trustees of the Trust from time to time.

Whereas, the Parties agreed to amend Schedule A of the Agreement for the following fund name changes:

1)	JNL/DFA Moderate Allocation Fund to JNL/DFA Moderate Growth Allocation Fund, with a retro-active effective date of September 25, 2017.

2)	JNL/Vanguard Growth Allocation Fund to JNL/Vanguard Growth ETF Allocation Fund, effective August 13, 2018;

3)	JNL/Vanguard Moderate Allocation Fund to JNL/Vanguard Moderate ETF Allocation Fund, effective August 13, 2018; and

4)	JNL/Vanguard Moderate Growth Allocation Fund to JNL/Vanguard Moderate Growth ETF Allocation Fund, effective August 13, 2018.

Now Therefore, in consideration of the mutual covenants herein contained, the Parties hereby agree to amend the Agreement as follows:

1)	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated August 13, 2018, attached hereto.

2)	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3)
Each of the Parties represents and warrants to the others that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

4)	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Parties have caused this Amendment to be executed, effective as of August 13, 2018.

JNL Series Trust		Jackson National Asset Management, LLC

By:	/s/ Kristen K. Leeman	By:	/s/ Mark D. Nerud
Name:	Kristen K. Leeman	Name:	Mark D. Nerud
Title:	Assistant Secretary	Title:	President and CEO

Schedule A
Dated August 13, 2018
(List of Funds)

Fund	Class A Waiver	Class I Waiver
JNL/DFA Growth Allocation Fund	None	0.05%
JNL/DFA Moderate Growth Allocation Fund	None	0.05%
JNL/DFA U.S. Core Equity Fund	None	0.05%
JNL/Mellon Capital MSCI KLD 400 Social Index Fund	None	0.05%
JNL/Mellon Capital Utilities Sector Fund	None	0.05%
JNL/Mellon Capital S&P 1500 Growth Index Fund	None	0.05%
JNL/Mellon Capital S&P 1500 Value Index Fund	None	0.05%
JNL/Mellon Capital Consumer Staples Sector Fund	None	0.05%
JNL/Mellon Capital Materials Sector Fund	None	0.05%
JNL/Mellon Capital Industrials Sector Fund	None	0.05%
JNL/Mellon Capital Real Estate Sector Fund	None	0.05%
JNL/S&P International 5 Fund	None	0.05%
JNL/S&P Mid 3 Fund	None	0.05%
JNL/Vanguard Moderate ETF Allocation Fund	None	0.12%
JNL/Vanguard Moderate Growth ETF Allocation Fund	None	0.12%
JNL/Vanguard Growth ETF Allocation Fund	None	0.12%